Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

In connection with the Annual Report of Hollywood Casino Shreveport and Shreveport Capital Corporation (collectively, the “Company”) on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tonya Tarrant, Chief Financial Officer of HCS I, Inc., Managing General Partner of Hollywood Casino Shreveport, Shreveport Capital Corporation and HWCC-Louisiana, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Hollywood Casino Shreveport
By: HCS I, Inc., its Managing Partner;
Shreveport Capital Corporation; and
HWCC-Louisiana, Inc.

Date: March 29, 2005	By: /s/	Tonya Tarrant
Tonya Tarrant
Chief Financial Officer